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                                   May__, 2000



KASHNER DAVIDSON SECURITIES CORPORATION
77 South Palm Avenue
Sarasota, Florida  34236


Ladies and Gentlemen:

     Training Devices International, Inc. (the "Company"), agrees to issue and sell to you warrants (the "Warrants") to purchase the number of shares of common stock, no par value per share (the "Common Stock"), of the Company set forth herein, subject to the terms and conditions contained herein

     1. ISSUANCE OF WARRANTS; EXERCISE PRICE. The Warrants, which shall be in the form attached hereto as Exhibit A, shall be issued to you concurrently with the execution hereof in consideration of the payment by you to the Company of the sum of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged. The Warrant shall provide that you, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase an aggregate of 120,000 shares of Common Stock for an exercise price equal to [$8.40] per share (the "Exercise Price"). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as hereinafter provided, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock and other securities and property receivable upon exercise of the Warrants. The term "Exercise Price" shall mean, unless the context otherwise requires, the price per share of the Common Stock purchasable under the Warrants as set forth in this Section 1, as adjusted from time to time pursuant to Section 6.

     2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you and to each subsequent holder of Warrants and agrees that:

     (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms; and neither the issuance of the Warrants nor the issuance of the shares of Common Stock issuable upon exercise of the Warrants will result in a breach or violation of any terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or the Articles of Incorporation or Bylaws of the Company, or any law, order, rule, regulation or decree of any government, governmental instrumentality or court, domestic or foreign, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company.

     (b) No consent, approval, authorization or order of any court or governmental agency or body is required for the sale and issuance of the Warrants or the sale and issuance of the shares of Common Stock issuable upon exercise of the Warrants, except such as have been obtained or may be required under the Securities Act of 1933, as amended (the "Act"), and such as may be

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required under state securities or blue sky laws in connection with the issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants by the holder thereof, the shares of Common Stock with respect to which the Warrants are exercised will be validly issued, fully paid, and non-assessable, and good and marketable title to such shares of Common Stock shall be delivered to such holder free and clear of all liens, encumbrances, equities, claims or preemptive or similar rights.

     (c) During the term of this Agreement, the Company shall make timely filings of all periodic and other reports and forms and other materials required (but only to the extent required) to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Act or the Securities Exchange Act of 1934, as amended, and with any national securities exchange or quotation system upon which any of the securities of the Company may be listed.

     3. NOTICES OF RECORD DATE; ETC. In the event of (i) any taking by the Company of a record date with respect to the holders of any class of securities of the Company for purposes of determining which of such holders are entitled to dividends or other distributions (other than regular quarterly dividends), or any right to subscribe for, purchase or otherwise acquire shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or reclassification or recapitalization of capital stock of the Company or any transfer in one or more related transactions of all or a majority of the assets or revenue or income generating capacity of the Company to, or consolidation or merger of the Company with or into, any other entity or person, or (iii) any voluntary or involuntary dissolution or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant at the time outstanding a notice specifying, as the case may be, (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; or (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or any other class of stock or securities of the Company, or another issuer pursuant to Section 6, receivable upon the exercise of the Warrants) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such event. Any such notice shall be deposited in the United States mail, postage prepaid, at least ten (10) days prior to the date therein specified, and the holders(s) of the Warrant(s) may exercise the Warrant(s) and participate in such event as a registered holder of Common Stock, upon exercise of the Warrant(s) so held, within the ten (10) day period from the date of mailing of such notice.

     4. NO IMPAIRMENT. The Company shall not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or of the Warrants, but will at all times in good faith take any and all action as may be necessary in order to protect the rights of the holders of the Warrants against impairment. Without limiting the generality of the foregoing, the Company (a) will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, shares of Common Stock issuable from time to time upon exercise of the Warrants, (b) will not increase the par value of any shares of stock receivable upon exercise

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of the Warrants above the amount payable in respect thereof upon such exercise, and (c) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of the Warrants, or any of them.

     5. EXERCISE OF WARRANTS. At any time and from time to time on and after the first anniversary of the effective date of the Company's initial public offering and expiring on the fifth anniversary of the effective date of the Company's initial public offering of the Common Stock at 5:00 p.m., Sarasota, Florida time, Warrants may be exercised as to all or any portion of the whole number of shares of Common Stock covered by the Warrants by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares to be purchased in the form attached hereto as Exhibit B and by a check payable to the order of the Company in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 7367 S. Revere Parkway, Bldg. #2C, Denver, Colorado 80112, Attention:
President, or any substitute address where notice is to be given in accordance with Section 12. Warrants may also be exercised from time to time, without any payment required for the purchase of the shares as to which the Warrant is being exercised, as to all or any portion of the number of shares of Common Stock covered by the Warrant(s) by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares in the form attached as Exhibit C, pursuant to which the holder thereof will be entitled to receive upon such surrender of the Warrant(s) (and without any further payment) that number of shares of Common Stock equal to the product of the number of shares of Common Stock obtainable upon exercise of the Warrant(s) (or the portion thereof as to which the exercise relates) multiplied by a fraction: (i) the numerator of which shall be the difference between the then Current Value (as defined in this Section 5 and Section 7(d)) of one full share of Common Stock on the date of exercise and the Exercise Price, and (ii) the denominator of which shall be the Current Value of one full share of Common Stock on the date of exercise. Upon the exercise of a Warrant in whole or in part, the Company will within five (5) days thereafter, at its expense (including the payment by the Company of any applicable issue or transfer taxes), cause to be issued in the name of and delivered to the Warrant holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such holder is entitled upon exercise of the Warrant. In the event such holder is entitled to a fractional share, in lieu thereof such holder shall be paid a cash amount equal to such fraction, multiplied by the Current Value of one full share of Common Stock on the date of exercise. Certificates for shares of Common Stock issuable by reason of the exercise of the Warrant or Warrants shall be dated and shall be effective as of the date of the surrendering of the Warrant for exercise, notwithstanding any delays in the actual execution, issuance or delivery of the certificates for the shares so purchased. In the event a Warrant or Warrants is exercised as to less than the aggregate amount of all shares of Common Stock issuable upon exercise of all Warrants held by such person, the Company shall issue a new Warrant to the holder of the Warrant so exercised covering the aggregate number of shares of Common Stock as to which Warrants remain unexercised.

     For purposes of this section, Current Value is defined (i) in the case for which a public market exists for the Common Stock at the time of such exercise, according to Section 7(d), and (ii) in the case no public market exists at the time of such exercise, at the Appraised Value. For the purposes of this Agreement, "Appraised Value" is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a "Valuation


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Event") requiring determination of Current Value at a time when no public market exists for the Common Stock (the "Negotiation Period"), the Company and the Warrant holder for whom the Appraised Value is to be determined agree to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the holders of the Warrants and the Company (the "Appraiser"). If the holders of the Warrants and the Company cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Company, on the one hand, and the holders of the Warrants, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those two Appraisers will select within ten (10) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser will be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the Appraised Value fair market value will be conclusive and binding on all parties to this Agreement. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the number of shares of Common Stock then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Appraised Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity. or similar transaction.

     6. PROTECTION AGAINST DILUTION. The Exercise Price for the shares of Common Stock and number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment from time to time as follows:











     (a) ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE. Upon each adjustment of the Exercise Price pursuant to this SECTION 6, the holder of a Warrant shall be entitled to purchase, at the Exercise Price in effect after such adjustment, a number of Warrant Shares equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.


     (b) ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than Current Value at the time of such issue or sale, then forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined


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by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Value immediately prior to such issue or sale plus (B) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (C) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by
(D) the Current Value immediately prior to such issue or sale.


No adjustment of any Exercise Price, however, shall be made in an amount less than 1% of the Exercise Price, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustments so carried forward shall amount to at least 1% of the Exercise Price.


     (c) ADDITIONAL ADJUSTMENTS. For the purposes of SUBSECTION (b) of this
SECTION 6, the following clauses shall also be applicable:


          (i) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Company shall grant (whether directly or by assumption in a merger in which the Company is the surviving Company or otherwise) any rights (other than the Warrants) to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than 100% of the Current Value determined as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share, and the Exercise Price shall be adjusted in accordance with
     SECTION 6(b). Except as provided in CLAUSE (III) of this SUBSECTION, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this CLAUSE (I), the price per share for which Common Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock


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     issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.


          (ii) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Company shall issue (whether directly or by assumption in a merger in which the Company is the surviving Company or otherwise) or sell any Convertible Security, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than 100% of the Current Value, determined as of the date of such issue or sale of such Convertible Securities, as the case may be), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, and the Exercise Price shall be adjusted in accordance with SECTION 6(b), provided that (A) except as provided in CLAUSE (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this SUBSECTION (c), no further adjustment of any Exercise Price shall be made by reason of such issue or sale. For the purposes of this CLAUSE (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (C) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (D) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.


          (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any rights or options referred to in CLAUSE (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in CLAUSE (i) or (ii) above, or the rate at which any Convertible Securities referred to in CLAUSE (i) or (ii) above are convertible into or exchangeable for Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), then the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any



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     such right or option referred to in CLAUSE (i) above or the rate at which any Convertible Securities referred to in CLAUSE (i) or (ii) above are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the share of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.


          (iv) STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Exercise Price shall be adjusted in accordance with
     SECTION 6(b).


          (v) CONSIDERATION FOR STOCK. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Company or such portion of the assets and business of the non-surviving corporation as such board may reasonably and in good faith determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another entity or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any entity, the Company shall be deemed to


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     have issued a number of shares of its Common Stock for stock or securities or other property of such entity computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of such entity, and if any such calculation results in adjustment of the Exercise Price in accordance with SECTION 6(b), the determination of the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such merger, consolidation or sale, for purposes of SECTION 6(f), shall be made after giving effect to such adjustment of the Exercise Price.


          (vi) RECORD DATE. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right, as the case may be.


          (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this SECTION 6.


     (d) ADJUSTMENT FOR CERTAIN SPECIAL DIVIDENDS. In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and otherwise than in Common Stock or Convertible Securities (such a dividend, a "SPECIAL DIVIDEND"), the Exercise Price in effect immediately prior to the declaration of such a Special Dividend shall be reduced by an amount equal, in the case of a Special Dividend in cash, to the amount per share of the Common Stock so declared as payable or, in the case of any other Special Dividend, to the fair value per share of the Common Stock of the property so declared as payable, as determined, reasonably and in good faith, by the board of directors of the Company. For the purposes of determining whether a dividend is a Special Dividend, a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than revaluation or paid-in surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined, reasonably and in good faith, by the board of directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are determined.


     (e) SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.


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     (f) ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION.
ETC. In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this SUBSECTION (f), the holder of this Warrant Certificate, upon the exercise of each Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all Warrant Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this SECTION 6).


     (g) NOTICE OF ADJUSTMENT. Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered holder of the Warrants, which notice shall state the Current Value, if any adjustment depends upon a determination of Current Value, and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


     (h) OTHER NOTICES. In case at any time:


          (i) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;


          (ii) the Company shall authorize the distribution to all holders of its Common Stock of evidence of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);


          (iii) there shall be any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another entity;


          (iv) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or


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          (v) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to SUBSECTION (i) of this SECTION 6 then, in any one or more of said cases, the Company shall give written notice, addressed to the holder of this Warrant Certificate at the address of such holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding-up or other action or event, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.


     (i) CERTAIN EVENTS. If any event occurs as to which, in the reasonable opinion of the Company, in good faith, the other provisions of this SECTION 6 are not strictly applicable but the lack of any adjustment would not in the opinion of the Company fairly protect the purchase rights of the holder of this Warrant Certificate in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant Certificate in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this SECTION 6, necessary to preserve, without dilution, the exercise rights of the registered holder of this Warrant Certificate. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.


     (j) EXEMPT ISSUANCES. Notwithstanding anything in this Warrant Certificate to the contrary, no holder of this Warrant Certificate shall be entitled to any adjustment, and no adjustments shall be made, in respect of the sale or issuance of Common Stock, Convertible Securities or the granting of any rights to subscribe for or to purchase Common Stock as follows:


          (i) Shares, or options or other rights to acquire Common Stock, issued to directors, officers, agents or employees of the Company or any of its incentives or compensation so long as they do not exceed ____ shares in the aggregate.


          (ii) Shares issued to satisfy currently outstanding options or other rights issued to directors, officers, agents or employees of the Company or its Affiliates as incentives or compensation;

          (iii) Any shares, options or other rights to acquire Common Stock issued to any lender and considered for purposes of the Company's financial statements as part of the interest or cost of funds for amounts borrowed by the Company or any of its Affiliates from the lender, provided such lender is not an affiliate of the Company; and


          (iv) Shares issued upon conversion or exercise of any warrants or options issued and outstanding on the date hereof in accordance with their current terms.


7.    REGISTRATION RIGHTS.

     (a) The Company agrees that upon written notice given to the Company at any time on or after the first anniversary of the effective date of the public offering of the Common Stock but before the fifth anniversary of the effective date of the public offering, from the holder or holders of not less than fifty-one percent (51%) of the shares issued and issuable upon exercise of the Warrants, of a proposed distribution by such holder or holders of Common Stock issued or issuable upon exercise of Warrants, the Company will, within forty-five (45) days after receipt of such notice, promptly prepare, file and diligently prosecute to effectiveness, an appropriate filing with the Commission of a registration statement covering the proposed sale or distribution of all or any part of such shares under the Securities Act of 1933, as amended (the "Act"), and the appropriate registration statements or applications under the securities laws of such states as such holders, in their discretion, shall determine, and will use its reasonable best efforts to have such registration and application (including both the registration under the Act and the registration or application made under the various state securities laws) declared effective as soon as practicable after the filing thereof and to remain effective for such period that may be reasonably necessary to complete the distribution of securities so registered or qualified. At least fifteen (15) days prior to such filing, the Company shall give written notice of such proposed filing to each registered holder of any Warrants at the holders' addresses appearing on the records of the Company and to each registered holder of Common Stock purchased from the exercise of any Warrants at such holder's address appearing on the Company records, and shall offer to include in such registration statement any proposed distribution of such Common Stock held or to be held by each such registered holder; provided, however, that except as provided in Section 7(e), the Company need not effect the registration of the sale or distribution of Common Stock purchased upon exercise of Warrants more than once. Except as provided below, all expenses, disbursements and fees incident to the Company's performance of or compliance with this Section 7 (including fees and expenses of counsel for the Company, special auditing fees specifically attributable to the sale by the selling holder or holders of Common Stock, printing expenses (including all necessary copies of the registration statement and prospectuses contained therein), registration and filing fees and blue sky fees and expenses, and fees and charges of the Company's transfer agent and registrar for services rendered in connection therewith) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun (in which case holders shall bear such expenses), if the registration is withdrawn any time at the request of the holder or holders of not less than fifty-one percent (51%) of the shares issued and issuable upon exercise of the Warrants, unless such withdrawal is due to the misconduct of the Company or due to an unforeseen material adverse change in the business, properties, prospects or financial condition of the Company occurring prior to the effectiveness of the registration statement, in which case the

Company will continue to bear such expenses. All expenses, disbursement and fees of the selling holder or holders unrelated to the registration, filing, listing and compliance with securities and Blue Sky laws and all underwriting discounts and commissions and transfer taxes shall be borne by the selling holder or holders on a pro rata basis (unless selling holders agree to an allocation other than pro rata). Pro rata shall for the purposes of this Section 7 be based upon the number of shares sold. Notwithstanding the foregoing, the Company shall reimburse the selling holder or holders the reasonable fees and expenses of one counsel retained in connection with such registration by the holder or holders.

     (b) In connection with any registration under the Act and specified state securities law pursuant to this Agreement, the Company will, without charge, furnish each holder whose shares are registered thereunder with copies of the registration statement and all amendments thereto and will, without charge, supply each such holder with copies of any preliminary and final prospectus included therein in such quantities as may be necessary for the purposes of such proposed sale or distribution that the holder or holders may reasonably request.

     (c) In connection with any registration of shares pursuant to this Section 7, the holders whose shares are being registered shall furnish the Company with such information concerning such holders and the proposed sale or distribution as shall be required for use in the preparation of such registration statement and applications.

     (d) Notwithstanding the foregoing provisions of this Section 7, upon receipt of such written notice from the holder or holders of not less than fifty one percent (51%) of the shares issued and issuable upon exercise of the Warrants requesting that the Company effect registration of the sale or distribution of Common Stock as provided in Section 7(a) or upon election by holders of Warrants or Common Stock to participate in a registration pursuant to
Section 7(e), the Company shall have the option, for a period of ten (10) days thereafter, to purchase all or any such Warrants and all or any such shares of Common Stock acquired pursuant to the exercise of the Warrants and held by holders providing the request for registration under Section 7(a) and/or 7(e) and held by any other holder of Warrants or shares issued and will exercise its option if it so elects as follows:

          (i) as to such Warrants, at a price per Warrant equal to the difference between (A) the average of the means between the closing bid and asked prices of the Common Stock in the over-the-counter market for twenty
     (20) consecutive business days commencing thirty (30) business days before the date of receipt of such notice, (B) if the Common Stock is quoted on the Nasdaq SmallCap Market, at the average of the means of the daily closing bid and asked prices of the Common Stock for twenty (20) consecutive business days commencing thirty (30) business days before the date of such notice, or (C) if the Common Stock is listed on any national securities exchange or quoted on the Nasdaq National Market System, at the average of the daily closing prices of the Common Stock for twenty (20) consecutive business days commencing thirty (30) business days before the date of such notice and the Exercise Price of the Warrant at the time of receipt of such notice; and

          (ii) as to shares of Common Stock previously purchased pursuant to the exercise of Warrants, at a price per share equal to (A) the average of the means between the closing bid and asked prices of the Common Stock in the over-the-counter market for twenty (20) consecutive business days commencing thirty (30) business days before the date of such notice, (b) if the Common Stock is quoted on the Nasdaq SmallCap Market, at the average of the means of the daily closing bid and asked prices of the Common Stock for twenty (20) consecutive business days commencing thirty (30) business days before the date of such notice or (C) if the Common Stock is listed on any national securities exchange or the Nasdaq National Market System, at the average of the daily closing prices of the Common Stock for twenty (20) consecutive business days commencing thirty (30) business days before the date of such notice (such value of shares so determined in this Section 7(d)(ii), as the case may be, is referred to herein as the "Current Value").


          (iii) If any time on or after the first anniversary of the date hereof but before the fifth anniversary of the date hereof the Company proposes to file a registration statement under the Act covering a proposed sale of shares of Common Stock, it shall give to each holder who then owns any Warrants or any shares of Common Stock acquired pursuant to the exercise of the Warrants notice of such proposed registration at least thirty (30) days prior to the filing of the registration statement and shall afford each such holder who then proposed to sell or distribute publicly any of the shares subject to the Warrants upon giving not less than ten (10) days notice prior to such filing, the opportunity to have such shares included in the securities registered under the registration statement. Except as provided below, all expenses, disbursements and fees incident to the Company's performance of or compliance with this Section 7 (including, but without limitation, fees and expenses of counsel, auditing fees, printing expenses, SEC filing fees and expenses, but excluding any underwriting discounts or commissions) incurred in connection with the registration by the Company of the sale of any shares for any such holder under this
     Section 7(e) shall be borne by the Company. All expenses, disbursement and fees of the selling holder or holders unrelated to the registration, filing, listing and compliance with securities and Blue Sky laws and all underwriting discounts and commissions and transfer taxes shall be borne by the selling holder or holders on a pro rata basis (unless selling holders agree to an allocation other than pro rata). Pro rata shall for the purposes of this Section 7 be based upon the number of shares sold. Notwithstanding the foregoing, the Company shall reimburse the selling holder or holders the reasonable fees and expenses of one counsel retained in connection with such registration by the holder or holders. This Section 7(e) shall not apply to a filing of a registration statement by the Company on a form that does not permit the inclusion of shares being sold by the holders, including without limitation, Form S-4 and Form S-8. If the registration statement covered by this Section 7(e) is for an offering underwritten in whole or in part, the Company may, as a condition to inclusion in such offering, require that the above-described shares requested to be included in the registration statement be included in the underwriting on the same terms and conditions as securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of any public offering inclusion of all of the above-described shares covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares offered by the Company, the number of the above-described shares to be included in the public offering and the Registration Statement may be reduced pro rata (by a number of shares) among the holders requesting inclusion of the registration; provided, within six (6) months thereafter the Company shall register any such excluded shares pursuant to Section 7(a) above.

     (e) The registration rights stated in Section 7 shall not be applicable to shares issuable or issued upon the exercise of warrants to a holder if the holder can sell all of those shares so acquired and at one time under Rule 144 of the Securities and Exchange Commission immediately upon the exercise of the Warrant or Warrants.

     (f) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone for a period of time in its reasonable judgment, but not to exceed 120 days (a "Blackout Period"), the filing of any registration statement, and the preparation and/or filing of any prospectus or any amendments or supplements to any registration statement or prospectus, if the Company reasonably determines that any such filing or the offering of any shares would
(i) impede, delay or otherwise interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its subsidiaries, or (ii) require disclosure of material information which, if disclosed at that time, would be harmful to the interests of the Company and its shareholders; provided, however, that, in the case of a Blackout Period pursuant to (ii) above, the blackout period shall earlier terminate upon public disclosure by the Company or public admissions by the Company of such material information. Upon notice by the Company to the holders of such determination, each of the fact of any such notice strictly confidential, (ii) promptly halt any offer, sale, trading or transfer by of any of the shares for the duration of the Blackout period set forth in such notice (or until earlier terminated in writing by the Company) and
(iii) promptly halt any use, publication, dissemination or distribution of any registration statement with respect to any shares and any prospectus included therein for the duration of the Blackout Period set forth in such notice (or until earlier terminated in writing by the Company).

     8. INDEMNIFICATION; CONTRIBUTION.

     (a) The Company will indemnify and hold harmless each holder and each affiliate thereof of Common Stock registered pursuant to this Agreement with the Commission, or under any Blue Sky Law or regulation against any losses, claims, damages, or liabilities, joint or several, to which such holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such holder and affiliate for any legal or other expenses reasonably incurred by such holder in connection with investigating or defending any such action or claim regardless of the negligence of any such holder or affiliate; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, registration statement or prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any such holder expressly for use therein.

     (b) Each holder of Common Stock registered pursuant to this Agreement will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein.

     (c) Promptly after receipt by an indemnified party under Sections 8(a) or
(b) above of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may otherwise have to any indemnified party. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to assume the defense thereof by notice in writing to the indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under either of such subsections for any legal expenses of other counsel or any other expense, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation incurred prior to the assumption by the indemnifying party, unless such expenses have been specifically authorized in writing by the indemnifying party, the indemnifying party has failed to assume the defense and employ counsel, or the named parties to any such action include both the indemnified party and the indemnifying party, as appropriate, and such indemnified party has been advised by counsel that the representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate due to actual or potential differing interests between them, in each of which cases the fees of one counsel (together with appropriate local counsel) for the indemnified party will be paid by the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of the settlement; provided, however, that such consent or approval shall not unreasonably be withheld.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the holder or holders from this Agreement and from the offering of the shares of Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the holders in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the holders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection
(e). Except as provided in Section 8(c), the amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any provision in this Section 8(d) to the contrary, no holder shall be liable for any amount, in the aggregate, in excess of the net proceeds to such holder from the sale of such holder's shares (obtained upon exercise of Warrants) giving rise to such losses, claims, damages or liabilities.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any holder of Warrants within the meaning of the Act. The obligations of the holders of Common Stock under this Section 8 shall be in addition to any liability that such holders may otherwise have and shall extend, upon the same terms and conditions to each person, if any, who controls the Company within the meaning of the Act.

     9. STOCK EXCHANGE LISTING. In the event the Company lists its Common Stock on any national securities exchange, the Company will, at its expense, also list on such exchange, upon exercise of a Warrant, all shares of Common Stock issuable pursuant to such Warrant.

     10. SPECIFIC PERFORMANCE. The Company stipulates that remedies at law, in money damages, available to the holder of a Warrant, or of a holder of Common Stock issued pursuant to exercise of a Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate. Therefore, the Company agrees that the terms of this Agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     11. SUCCESSORS AND ASSIGNS; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of you and the Company and their respective successors and permitted assigns.

     12. NOTICES. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office referred to in Section 5 and, if to the holders, to their respective addresses shown in the Warrant ledger of the Company, provided that any holder may at any time on three (3) days' written notice to the Company designate or substitute another address where notice is to be given and the Company may at any time on three (3) days' written notice to the holders of the Warrants or shares issued upon exercise of the Warrants designate or substitute another address where notice is to be given.. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

     13. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

     14. ASSIGNMENT; REPLACEMENT OF WARRANTS. If the Warrant or Warrants are assigned, in whole or in part, the Warrants shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor. Except as contemplated by
Section 7 of this Agreement, the Warrants will not be transferred, sold or otherwise hypothecated by you or any other person and the Warrants will be nontransferable, except to (i) one or more persons, each of which on the date of transfer is an officer or partner of you; (ii) a partnership or partnerships, the partners of which are you and one or more persons, each of whom on the date of transfer is an officer to you; (iii) a successor to you in merger or consolidation; (iv) a purchaser of all or substantially all of your assets; or
(v) a person that receives a Warrant upon death of a Holder pursuant to will, trust, or the laws of intestate succession.

     15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma without giving effect to the principles of choice of laws thereof.

     16. DEFINITION. All references to the word "you," and to "Kashner Davidson Securities Corporation." in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares of Common Stock issuable upon exercise of Warrants.

     17. HEADINGS. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

                                    Very truly yours,

                                    TRAINING DEVICES INTERNATIONAL, INC.

                                     By:
                                        ----------------------------------
                                     Bruce S. Betschart, President






Accepted as of May _____, 2000.



KASHNER DAVIDSON SECURITIES CORPORATION



BY:
----------------------------------

                               WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. ______                                                    _______ Warrants


                          TRAINING DEVICES INCORPORATED
                          COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY thatKashner Davidson Securities Corporation or its assigns as permitted in that certain Warrant Agreement (the "Warrant Agreement") dated _____________ __, 2000, by and among the Company (as hereinafter defined) and Kashner Davidson Securities Corporation is entitled to purchase at any time or from time to time on or after the first anniversary of the effective date of the Company's initial public offering (the "Effective Date") until 5:00 p.m., Sarasota, Florida time on the fifth anniversary of the Effective Date, an aggregate of 120,000 shares of Common Stock without par value of Training Devices International, Inc., a Colorado corporation (the "Company"), for an exercise price per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant of any of the shares of Common Stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted as provided in Section 14 of the Warrant Agreement.

Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the principal office of the Company, Attention: President, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                          TRAINING DEVICES INTERNATIONAL, INC.



                                          By:
                                             ----------------------------------
                                               Bruce S. Betschart, President

               [NOT TO BE COMPLETED PRIOR TO EXERCISE OF WARRANTS]

                         NOTICE OF EXERCISE OF WARRANTS

     To:   Training Devices International, Inc.
           7367 S. Revere Parkway, Bldg. #2C
           Englewood, Colorado  80112-3931


     The undersigned hereby irrevocably elects to exercise ______ warrants represented and evidenced by the within Certificate of Warrants for, and to purchase thereunder ______ shares of Common Stock of Training Devices International, Inc. provided for therein, and hereby delivers herewith either: a certified check bank cashier's check, or wire transfer to a bank specified by the Company, payable in United States Dollars to Training Devices Incorporated in the aggregate amount of $______, which represents the purchase price of such shares.

     The undersigned hereby certifies that it qualifies as an "accredited investor" as that term is defined under Regulation D of the Securities Act of 1933, as amended, and any applicable successor regulation or rule. The undersigned to provide any supporting documentation to substantiate this status as Training Devices Incorporated may reasonably request.

     The undersigned further certifies that it is resident of the State of _____________________ and that such State [ ] was [ ] was not (check one) the state of the undersigned's residence at the time of the issuance of the Warrants. (If "was not" in the foregoing statement was checked, the undersigned shall deliver evidence of the compliance with the current resident state's "blue sky" or state securities laws.)

     If said number of shares shall not be all the shares purchasable thereunder, please issue a new Certificate for the balance remaining of the Warrants exercisable under the within Certificate registered in the name of the undersigned holder of the within Certificate as indicated below, and deliver to the address set forth below.


      Dated:
            ------------------------

      Name of Holder:
                     ------------------------

      Address:
              -------------------------------

      Signature:
                --------------------------

   Note: The above signature must correspond with the name as written upon the face of the within Certificate in every particular, without alteration or any change whatsoever.




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